Exhibit 10.2

PURCHASE AND SALE AGREEMENT

AMONG

PAN AM I, LLC
PAN AM II, LLC
PAN AM III, LLC
PAN AM IV, LLC

AND

DON QUIJOTE (USA) CO., LTD.

PAN AM BUILDING

City and County of Honolulu, Hawaii

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of August 11, 2016 (the "Effective Date"), by and among PAN AM I, LLC, a Delaware limited liability company, PAN AM II, LLC, a Delaware limited liability company, PAN AM III, LLC, a Delaware limited liability company, and PAN AM IV, LLC, a Delaware limited liability company (collectively, "Seller" and individually a Seller entity), and DON QUIJOTE (USA) CO., LTD., a Hawaii corporation ("Buyer"). Seller and Buyer may sometimes separately be referred to in this Agreement as a "Party" and all of which may sometimes collectively be referred to in this Agreement as the "Parties".

RECITALS:

A.Seller owns and operates that certain commercial and office complex located at 1600 Kapiolani Boulevard, City and County of Honolulu, Hawaii, commonly known as the "Pan Am Building" (the "Project"). The Project is located on the Land (as defined below), which is identified on the tax maps of the City and County of Honolulu as Tax Map Key Parcel No. (1) 2-3-22:57.
B.Seller desires to sell and convey to Buyer all of Seller's rights, title and interests in and to the Project and the Land pursuant to the terms and conditions set forth in this Agreement.
C.Buyer desires to purchase and acquire from Seller such rights, title and interests in and to the Project and the Land pursuant to the terms and conditions set forth in this Agreement.
D.Prior to the Effective Date, Buyer has had the opportunity to inspect and evaluate the Property and certain due diligence items provided by Seller in connection with (1) that certain mortgage loan transaction by and among Seller and certain affiliates of Seller, as borrower, and the Note A Holder and the Note B Holder (as those terms are defined below), and (2) this Agreement. The Real Property (as defined below) constitutes a portion of the mortgaged property securing said loan (described and defined below as the Loan). Funding of the Loan to Buyer is occurring as of the Effective Date, concurrently with the execution and delivery of this Agreement.
AGREEMENT:

1.AGREEMENT TO SELL AND PURCHASE. In consideration of the sum of ONE HUNDRED AND NO/100 U.S. DOLLARS (U.S. $100.00) (the "Contract Payment") paid by Buyer to Seller on or as of the Effective Date, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, subject to and in accordance with the terms and conditions set forth in this Agreement, all of the following property, excluding, however, any and all Proprietary and Confidential Items (as defined below) (collectively, the "Property"):
(a)Land. All of Seller's rights, title and interests in and to that certain parcel of land described in Exhibit "1" attached hereto and made a part hereof (the "Land").

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(b)Improvements. All of Seller's rights, title and interests in and to the buildings, structures and other improvements located on or below the surface of the Land, including the Project (collectively, the "Improvements"). Seller's rights, title and interests in and to the Land and the Improvements are collectively referred to in this Agreement as the "Real Property".
(c)Personal Property. All of Seller's rights, title and interests, if any, in and to the tangible personal property stored on the Land and used exclusively in connection with the operation of the Project, including without limitation, furniture, furnishings, equipment, appliances, tools and supplies, but excluding the personal property to be retained by Seller as specifically identified on the Schedule of Excluded Personal Property attached hereto and made a part hereof as Schedule "1(c)" (collectively, the "Personal Property").
(d)Contracts. All of Seller's rights, title and interests in and to any contracts or agreements relating to the ownership, operation, repair and/or maintenance of the Project or the Real Property in effect as of the Effective Date or that may be entered into by Seller after the Effective Date in accordance with the terms hereof prior to the Closing Date (as defined below), but excluding: (i) the Terminated Contracts (as defined below), (ii) any employment agreement with persons employed by a Seller entity, (iii) any contract that expires or is terminated pursuant to the terms hereof prior to the Closing Date, and (iv) any utility contract that may be terminated by Seller as of the Closing Date (collectively, the "Contracts").
(e)Tenant Leases. All of Seller's rights, title and interests in and to the tenant leases and other agreements to occupy a portion of the Real Property in effect as of the Effective Date or that may be entered into by Seller after the Effective Date in accordance with the terms hereof, but excluding such tenant leases or other occupancy agreements that expire or are terminated pursuant to the terms hereof prior to the Closing Date (collectively, the "Tenant Leases").
(f)Intangible Property. All of Seller's rights, title and interests in and to the following intangible property relating exclusively to the ownership, construction and/or operation of the Project in existence as of the Closing Date: (i) any intellectual property (including trade names, trademarks, internet domain names) owned by or licensed to Seller exclusively in connection with the Project, (ii) all security deposits under the Tenant Leases to the extent held by Seller, (iii) all permits, authorizations and certificates of occupancy issued by a federal, state or county government agency in connection with the Project, (iv) construction plans and specifications, if any, relating to the Improvements, (v) all warranties and guaranties, if any, from third parties relating to construction of the Improvements or to the Personal Property and (vi) all other intangible property owned by Seller in connection with the ownership or operation of the Project or the Real Property (collectively, the "Intangible Property").
Any provision to the contrary in this Agreement notwithstanding, the Property shall not include: (i) accounts receivable relating to time periods or events occurring prior to Closing (as defined below), (ii) cash or other funds, (iii) refunds or rebates relating to time periods or events occurring prior to Closing, (iv) utility deposits and other prepaid items, (v) letters of credit, promissory notes and other negotiable instruments (unless such item is held by Seller as a security deposit under a Tenant Lease and is to be assigned to Buyer pursuant to Section 11(e) hereof), (vi)

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insurance policies and proceeds thereunder (unless otherwise expressly provided for under this Agreement), (vii) tax credits, (viii) claims and rights relating to time periods or events occurring prior to Closing, and all proceeds therefrom, and (ix) any other asset of Seller not held for purposes of owning or operating the Project.
As used in this Agreement, the term "Proprietary and Confidential Items" shall mean any document, information, material or other item that: (i) is protected by the attorney-client privilege or as attorney work product with respect to Seller as the client, (ii) contains information about other assets or business activities of Seller that cannot reasonably be separated from information about the Property, (iii) contains information that Seller is obligated by law or pursuant to an agreement with a third party to keep confidential, (iv) contains confidential or proprietary information of Seller, including without limitation, Seller's company records maintained by Seller for its internal purposes, tax returns and tax records, internal memoranda, budgets, past appraisals, accounting records, financial projections, and financial statements in each case not solely related to the Project, or (v) is no longer in effect as of the Effective Date or that will no longer be in effect as of the Closing Date.
2.PURCHASE PRICE.
(a)    Purchase Price. The purchase price (the "Purchase Price") to be paid by Buyer to Seller for the Property shall be SEVENTY-EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $78,500,000.00). The Purchase Price shall be paid by Buyer to Seller as provided in Section 2(b) hereof. All cash amounts payable hereunder shall be paid in United States dollars or by electronic or wire transfer of immediately available funds, or in such other form as is acceptable to Seller and Escrow Agent (as defined below).
(b)    Payment. No later than 7:00 am Hawaii time on the business day that precedes the day of Closing, Buyer shall deposit into Escrow (as defined below) the Purchase Price, as adjusted by applicable credits, charges and prorations as provided in this Section 2(b) and this Agreement, together with Buyer's share of the closing costs and such other amounts, if any, that are to be paid by Buyer at Closing pursuant to this Agreement (the "Closing Payment"). TWENTY-TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $22,500,000.00) (the "Note B Paydown Amount") of the Purchase Price shall be paid by Buyer through Escrow in cash, which amount shall be disbursed to Agent (as defined below) at Closing to be applied toward the repayment of Note B (as defined below) or as otherwise required to be applied pursuant to the Loan Agreement (as defined below). The balance of the Purchase Price shall be paid as follows: Buyer shall receive a credit towards the payment of the balance of the Purchase Price in an amount up to the outstanding amount payable to Buyer or any of its affiliates as of the Closing Date under Note A (as defined below) (the holder of Note A being referred to herein as the "Note A Holder"), and after application of such credit to the Purchase Price, any remaining balance of the Purchase Price shall be paid in cash by Buyer to Seller at Closing. The amount payable under Note A shall be reduced by such amount credited towards the payment of the Purchase Price on a dollar for dollar basis. "Note B" means that certain Note B, made as of Effective Date in favor of Special Situations Investing Group II, LLC (the "Note B Holder") in the original principal amount of $80,500,000.00. "Note A" means, collectively, that certain (i) Note A-1, made as of the Effective Date ("Note A-1")

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in favor of Don Quijote (USA) Co., Ltd., in the original principal amount of $78,500,000.00 and (ii) Note A-2, made as of the Effective Date ("Note A-2") in favor of Don Quijote Holdings Co., Ltd., in the original principal amount of $121,500,000.00. Notwithstanding the foregoing, at Buyer's option, Buyer may choose to pay all the Purchase Price in cash, in which event the Note B Paydown Amount portion of the Purchase Price shall be disbursed to Agent at Closing, to be applied toward the repayment of Note B, and the remaining balance of the Purchase Price shall be disbursed to Agent at Closing to be applied toward the repayment of Note A. Note A and Note B evidence a loan being made by Note A Holder and Note B Holder (the "Loan") as set forth in that certain Loan Agreement dated as of the Effective Date (the "Loan Agreement"), executed by Seller, Note A Holder, Note B Holder and Goldman Sachs Specialty Lending Group, L.P., as agent for Note A Holder and Note B Holder ("Agent").
(c)    Allocation of Purchase Price. The Purchase Price shall be allocated among the Property as mutually agreed upon by Seller and Buyer as a result of commercially reasonable negotiations. The Parties shall report this transaction for state and federal tax purposes in accordance with such allocation, and shall file all necessary forms with the relevant taxing authorities reflecting such allocation in accordance with applicable regulations. If any state or federal taxing authority challenges such allocation, the Party receiving notice of such challenge shall give the other Party prompt written notice of the challenge, and the Parties shall cooperate in responding to such challenge. An allocation agreement is not a condition to Closing and, to the extent Buyer and Seller do not agree upon such allocations as aforesaid, each of Buyer and Seller may allocate the Purchase Price in its reasonable discretion. Notwithstanding the foregoing, to the extent Buyer and Seller are unable to agree on an allocation of the Purchase Price prior to Closing, the value of the Real Property required in connection with the recordation of the Deed (as defined below) or the filing of any conveyance tax certificate with any governmental authority shall be mutually determined by Seller and Buyer. Allocation of the Purchase Price among the Seller entities shall be in the sole discretion of the Seller entities, and Buyer shall have no approval rights in connection therewith. The provisions of this Section 2(c) shall survive Closing.
(d)    Contract Payment. The Contract Payment, referenced in Section 1 hereof, represents adequate bargained for consideration for Seller's execution and delivery of this Agreement. The Contract Payment is in addition to and independent of any other consideration or payment provided for in this Agreement and is non-refundable in all events. The Contract Payment shall not be applied or credited to the Purchase Price, nor shall it in any event be refundable to Buyer.
3.ESCROW. Concurrently herewith, Seller and Buyer shall open an escrow account ("Escrow") with Title Guaranty Escrow Services, Inc., 235 Queen Street, Honolulu, Hawaii 96813 (Attention: Ms. Barbara Paulo) ("Escrow Agent") for the purchase and sale of the Property pursuant to this Agreement and shall deliver to Escrow Agent a fully executed copy of this Agreement. This Agreement shall constitute joint escrow instructions to Escrow Agent. Seller and Buyer may execute such additional instructions not inconsistent with the provisions of this Agreement. Seller and Buyer agree that, as between Seller and Buyer, if there is any conflict between the terms of this Agreement and the provisions of any additional escrow instructions, the terms of this Agreement shall control.

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4.TITLE TO THE PROPERTY; ESTOPPELS.
(a)    Survey and Title Documents. Prior to the Effective Date, Seller has made the following materials available to Buyer:
(i)Survey. A copy of the survey of the Land and the Improvements dated August 4, 2016, prepared by James R. Thompson of Walter P. Thompson, Inc. (the "Survey"). Buyer may obtain an update of the Survey or a new survey of the Land and the Improvements at Buyer's expense.
(ii)Title Report. A copy of Preliminary Report dated March 2, 2016 prepared by Fidelity National Title & Escrow of Hawaii, Inc. covering the fee simple interest in the Land (the "PTR"), together with copies of all documents of record that are referenced in the PTR as exceptions to title. Buyer may obtain a new or updated preliminary title report at Buyer's expense.
(b)    Permitted Exceptions. Attached as Exhibit "2" to this Agreement is a list of exceptions, encumbrances and other items which shall be exceptions to title to the Real Property conveyed to Buyer (the "Permitted Exceptions"). At the Closing, Seller shall deliver the Property to Buyer free and clear of all Liens (as defined below) except the Permitted Exceptions, and Seller agrees to cure or otherwise remove, at or prior to Closing any mechanics' lien, mortgage, security instrument and/or other monetary lien recorded against Seller's title to the Property (such financial encumbrances to be cured or otherwise removed by Seller are collectively referred to herein as the "Financial Encumbrances"); provided, however, that Seller shall not be required to cure or otherwise remove any Lien created or suffered by or through Buyer or any instrument securing the Loan. If Seller shall fail to cause any Lien or Financial Encumbrance not permitted hereunder to be removed from the Property, Buyer may cause the same to be removed and may receive a credit towards the Purchase Price and deduct the reasonable cost of any such removal (including attorneys' fees in connection therewith) from the amount to be paid to Seller at the Closing. "Liens" means any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge recorded against Seller's title to the Property, any portion thereof or any interest of Seller therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic's, materialmen's and other liens and encumbrances. As used in this Agreement, to "cure" or "remove" shall mean that Seller shall: (i) take such actions as may be necessary to eliminate (of record or otherwise, as appropriate) the claim giving rise to the particular exception or encumbrance, or (ii) cause the Title Company (as defined below) to remove the exception or encumbrance, as applicable, as an exception to title in Buyer's Title Policy (as defined below) or to insure against the same to the reasonable satisfaction of Buyer.
(c)    [Reserved].
(d)    [Reserved].

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(e)    Title Insurance. Buyer may obtain a binding commitment (the "Title Policy Commitment") for the issuance by Title Guaranty of Hawaii, Inc. (the "Title Company") at Closing of an owner's policy (or policies) of title insurance ("Buyer's Title Policy") with respect to the Real Property, with such extended coverage and endorsements as Buyer may desire and in such amount as Buyer shall direct but not to exceed the Purchase Price.
(f)    Conveyance of the Real Property. At Closing, title to the Real Property shall be conveyed to Buyer by Limited Warranty Deed in the form attached hereto as Exhibit "3" (the "Deed"), subject to the Permitted Exceptions. Any provision in this Agreement or in the Deed to the contrary notwithstanding, Seller shall have no obligation or liability to Buyer with respect to any Permitted Exception, whether or not all of the Permitted Exceptions are specifically referenced in the Deed, irrespective of any covenant or warranty of Seller that may be set forth in the Deed. The provisions of this paragraph shall survive Closing.
(g)    Conveyance of Personal Property. At Closing, all of Seller's rights, title and interests in the Personal Property shall be conveyed to Buyer by a Bill of Sale (the "Bill of Sale") in the form attached hereto as Exhibit "4".
(h)    Assignment and Assumption of Contracts and Intangible Property. At Closing, all of Seller's rights, title and interests, if any, to the extent assignable, in and to the Contracts and the Intangible Property shall be transferred and assigned to Buyer, and Buyer shall assume all of Seller's obligations and liabilities under the Contracts and the Intangible Property arising from and after Closing, subject to the provisions of Section 11 hereof, by an Assignment and Assumption of Contracts and Intangible Property (the "Assignment and Assumption of Contracts and Intangible Property") in the form attached hereto as Exhibit "5" and by such other document that may be legally required to effect the assignment and assumption of any part of the Contracts or the Intangible Property.
(i)    Assignment and Assumption of Tenant Leases. At Closing, all of Seller's rights, title and interests in and to the Tenant Leases shall be transferred and assigned to Buyer, and Buyer shall assume all of Seller's obligations and liabilities under the Tenant Leases arising from and after Closing, subject to the provisions of Section 11 hereof, by an Assignment and Assumption of Tenant Leases (the "Assignment and Assumption of Tenant Leases") in the form attached hereto as Exhibit "6".
(j)    Consents. Seller and Buyer shall each use good faith efforts to obtain the required consent, if any, of any third party for the transfer of any portion of the Property. Obtaining such consents shall be a condition to Closing but may be waived in writing by Buyer in its sole discretion. The failure to obtain such consents shall not be deemed a default by Seller or Buyer under this Agreement.
(k)    Termination of Contracts. Buyer shall notify Seller, in writing delivered to Seller no later than sixty days prior to the Scheduled Closing Date, of any Contracts in effect as of such time that Buyer requests be terminated as of Closing (the "Rejected Contracts"). Seller shall terminate the Rejected Contracts, provided that Seller shall not be required to terminate any of the

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Contracts listed on Schedule "6(a)(xi)" or any other Contract entered into with Buyer's approval pursuant to the terms hereof if such termination would result in a penalty or charge to Seller (such contracts that are so terminated as of Closing shall be referred to in this Agreement as the "Terminated Contracts"); and further provided that termination of each of the Rejected Contracts shall not be a condition to Closing.
(l)    Notices of Sale. At Closing, Seller shall furnish Buyer with a signed notice to be given to each tenant under the Tenant Leases and each third party under the Contracts. The notice shall disclose that the Real Property has been conveyed to Buyer and that, after Closing, Buyer shall be responsible for Seller's obligations under the Tenant Lease or Contract, as applicable, and that tenant or such third party shall render the performance under such lease or contract to Buyer. The form of the notice shall be otherwise reasonably acceptable to the Parties. Seller hereby irrevocably appoints Buyer as its attorney-in-fact, coupled with an interest, to execute and send any such notice to the extent Seller fails to execute and send the same within three (3) business days following Closing.
(m)    Estoppel Certificates. Not sooner than forty-five (45) days prior to the Closing Date and not later than thirty (30) days prior to the Closing Date, Seller shall send an estoppel certificate in the Acceptable Estoppel Certificate Form (as defined below) (each, a "Tenant Estoppel Certificate") to each of the tenants then occupying space in the Project. "Acceptable Estoppel Certificate Form" means (i) an estoppel certificate in the form attached hereto as Exhibit "8"; or (ii) an estoppel certificate in a form attached as an exhibit to the applicable lease, containing the information which the tenant under such lease is required to address in an estoppel certificate as required by such lease. Buyer and Seller hereby acknowledge and agree that the form of estoppel certificate attached hereto as Exhibit "8" constitutes a "commercially reasonable" form. Prior to sending to each tenant, Seller agrees to deliver the completed estoppel certificate forms to Buyer, for Buyer's review and approval, prior to delivery to the tenants, and Buyer shall have five (5) business days to provide Seller with any comments to such forms following Buyer's receipt thereof, and Seller shall reasonably cooperate to incorporate any comments by Buyer, provided that if Buyer shall not provide any comments prior to the end of such five (5) business day period, Seller shall send estoppel certificates to the tenants without any input from Buyer. Seller shall use commercially reasonable efforts to cause each tenant then occupying space at the Project to return a completed estoppel certificate on an Acceptable Estoppel Certificate Form (or with such deletions or changes thereto made by the tenant so long as such estoppel certificate contains, at a minimum, the matters which a tenant is required to address in an estoppel certificate as required by such tenant's lease) to Seller prior to Closing and Seller shall deliver to Buyer any executed estoppel certificate received by Seller within two (2) business days after receipt of such. In the event Seller is unable, despite the use of commercially reasonable efforts, to provide to Buyer Tenant Estoppel Certificates from tenants occupying not less than seventy percent (70%) of the total leased area within the Project including the seven (7) largest tenants in the Project based on square footage of demised premises (the “70/7 Estoppel Requirement”), Seller shall execute and deliver to Buyer certificates in the form attached hereto as Exhibit "9" with modifications to the statements therein as appropriate (individually, a "Seller Estoppel Certificate," and, collectively, the "Seller Estoppel Certificates"), as necessary to satisfy the 70/7 Estoppel Requirement. Each statement in the Seller Estoppel Certificates shall survive the Closing for a period terminating on the earlier to occur of (i)

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the date on which Buyer has received an executed Tenant Estoppel Certificate in acceptable form signed by the tenant under the Tenant Lease in question or (ii) the date that is one (1) year after the Closing Date. The value of any exceptions relating to tenant improvement obligations due under the Tenant Lease, payment of leasing commissions due in connection with the Tenant Lease, payment of rent and/or operating expenses, the amount of security deposits held by Seller and/or any other financial matter for which Buyer is responsible for or entitled to the benefit of pursuant to the terms of this Agreement, described in any Tenant Estoppel Certificate or Seller Estoppel Certificate shall be addressed as a proration and incorporated into the Closing Statement and subject to adjustment pursuant to Section 11(d), provided that if Seller, in good faith, disputes any exception listed in any Tenant Estoppel Certificate, Seller shall, in lieu of making the proration required in connection with the Closing or the adjustment pursuant to Section 11(d), deposit into escrow an amount equal to the value of the amount in dispute, and such amount shall be held in escrow until such time as the dispute is resolved and then released to the party entitled thereto, provided that if Buyer and Seller (and any applicable tenant) are not able to resolve such dispute and a legal proceeding has not been initiated (and is not then being pursued) to resolve such dispute by the first anniversary of the Closing Date, then any funds deposited by Seller into the escrow shall be returned to Seller. The provisions of this Section 4(m) shall survive Closing.
5.CONDITION OF PROPERTY "AS IS".
(a)    Acceptance of the Property. Buyer is relying solely upon its own inspection, investigation and analysis of the Property in entering into this Agreement and, except as otherwise expressly provided in this Agreement or in the Conveyance Documents, Buyer is not relying in any way upon any representation, statement, agreement, warranty, study, report, description, or other information or material made by or furnished by Seller (including Seller's managers, directors, officers and employees) or Seller's attorneys, consultants, sales agents or other representatives (each, a "Seller Representative"), whether oral or written, express or implied, of any nature whatsoever regarding any such matters. Buyer acknowledges that Buyer is familiar with the Property and has made such independent investigations as Buyer deems necessary or appropriate concerning the condition of the Property and the suitability and acceptability of the Property for Buyer's intended purposes. Except as expressly set forth in this Agreement, BUYER IS ACQUIRING ALL PORTIONS OF THE PROPERTY IN THEIR "AS IS", "WHERE-IS" CONDITION, "WITH ALL FAULTS" in their present state and condition as of Closing, with no right of set-off or reduction in the Purchase Price, or obligation of Seller to replace or repair except as may be expressly set forth in this Agreement. Except as expressly set forth in this Agreement or any Conveyance Document and in all cases subject to Seller's representations, warranties and covenants contained in this Agreement and in the Conveyance Documents, Buyer hereby expressly releases and forever discharges Seller and Seller's managers and members, and each of Seller's and Seller's manager's and member's respective members, managers, partners, shareholders, owners, directors, officers, employees, agents, consultants, attorneys and other representatives, as applicable (collectively, the "Released Parties") from any and all claims, complaints, actions, causes of action, warranties of every type (excluding those expressly set forth in this Agreement or in the Deed), strict liability rights, and suits at law or in equity and/or demands for damages, losses, injuries, suffering, declaratory or injunctive relief, expenses, costs, liabilities and/or any other remedies or relief,

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whether now known or unknown (collectively, "Claims"), relating to any such matters described in this Section 5, and forever waives any and all such Claims against the Released Parties.
(b)    Survival. Any provision in this Agreement or in the Deed to the contrary notwithstanding, the covenants, agreements and obligations of Buyer set forth in this Section 5 shall survive Closing.
6.REPRESENTATIONS AND WARRANTIES.
(a)    Seller's Representations and Warranties. Each Seller entity makes the following representations and warranties (collectively, "Seller's Warranties"), to and for the benefit of Buyer, only with respect to such Seller entity, which representations and warranties shall be true and correct as of the Effective Date and the Closing Date (except (i) to the extent the subject matter of such representation or warranty relates to a particular date specified therein, in which case such representation or warranty shall be true and correct as of such specified date, and (ii) to the extent such representation or warranty is no longer true as a result of the passage of time and/or the ordinary course of conduct of Seller, provided that Seller has complied with its covenants set forth in this Agreement):
(i)    Organization. The Seller entity is a limited liability company, organized, validly existing and in good standing under the laws of the State of Delaware, and in good standing under the laws of the State of Hawaii.
(ii)    Authorization. The person executing this Agreement on behalf of the Seller entity has full authority and power to execute this Agreement. All requisite company action has been taken to authorize and approve the execution and delivery of the Deed, the Bill of Sale, the Assignment and Assumption of Contracts and Intangible Property and the Assignment and Assumption of Tenant Leases (collectively, the "Conveyance Documents") and the consummation of the transaction contemplated by this Agreement by the Seller entity. This Agreement is a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).
(iii)    Bankruptcy Proceedings. There are no actions, voluntary or, to Seller's Knowledge (as defined below) otherwise, pending or threatened against the Seller entity under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction. The Seller entity is not insolvent nor has the Seller entity (A) made a general assignment for the benefit of its creditors, (B) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (C) suffered the attachment or other judicial seizure of any of its assets, or (D) made any plans to file any voluntary petition in bankruptcy, and will not do so within one hundred eighty calendar days of Closing.

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(iv)    Conflicting Agreements. Neither the execution or delivery of this Agreement, nor the consummation of the transaction contemplated in this Agreement, will conflict with, or result in a breach of, any contract, license, mortgage, agreement, judgment or undertaking to which Seller is a party, or constitute a default thereunder. To Seller's Knowledge, no consent, approval, waiver or other action by any third party individual, corporation, company, partnership, association, trust or other entity or organization, including any government or political subdivision or agency or instrumentality thereof, is required or necessary for the execution, delivery and performance of this Agreement by Seller or the consummation of the transactions contemplated hereby except as may be required in connection with the transfer of Contracts and Intangible Property.
(v)    Proceedings. As of the Effective Date, Seller is not a party to any litigation, arbitration or other court proceeding affecting title to the Property, or any portion thereof, or that would adversely affect Seller's ability to consummate the transaction as contemplated by this Agreement, nor, to Seller's Knowledge, is any such litigation, arbitration or other court proceeding threatened.
(vi)    No Condemnation. As of the Effective Date, Seller has not received written notice of any pending or threatened condemnation, eminent domain or similar proceedings currently affecting the Real Property, or any portion thereof.
(vii)    Compliance with Laws. Except as may be provided in Section 6(a)(xxi) hereof or as may be disclosed by that certain Zoning Report dated August 3, 2016 prepared by Zoning Info, Inc. (the "Zoning Report"), as of the Effective Date, Seller has not received any uncured written notice from any Governmental Authority (as defined below) that the Property, or any portion thereof, or the operation or use of the same, is in violation of any statutes, laws, ordinances, rules, regulations or orders affecting the ownership, use, and/or construction of the Property, or any portion thereof, and, to Seller's Knowledge, no such violation exists.
(viii)    Zoning/Subdivision Applications. There is no pending application submitted by Seller to the City and County of Honolulu to change the zoning district of the Land or any portion thereof, or to subdivide the Land into two or more smaller lots. To Seller's Knowledge, the Property is used exclusively for commercial, retail, food establishment and office use and other appurtenant and related uses. Except as may be disclosed by the Zoning Report, as of the Effective Date, Seller has not received any uncured written notice of pending or threatened legal proceedings with respect to the zoning of the Real Property or compliance with restrictions, covenants and conditions affecting the Real Property. To Seller's Knowledge, as of the Effective Date (A) neither the zoning nor any other right to construct, use or operate the Real Property is in any way dependent upon or related to any other property, (B) all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Seller for the legal use, occupancy and operation of the Real Property for its current use have been obtained and are in full force and effect and (C) the use being made of the Real Property is in conformity with the certificate of occupancy issued for the Real Property and is not in

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violation of any other restrictions, covenants and conditions affecting the Real Property except as may be expressly stated in the Zoning Report, the Physical Conditions Report (as defined in the Loan Agreement) or the Environmental Report.
(ix)    Rent Roll. The rent roll attached hereto as Schedule "6(a)(ix)" is true and complete as of the Effective Date and is the actual rent roll prepared and used by Seller in connection with its management of the Property.
(x)    Tenant Leases. Prior to the date hereof, Seller has delivered to Buyer copies of all Tenant Leases in effect as of the Effective Date. The copies of the Tenant Leases so delivered to Buyer are true and correct copies of the Tenant Leases, and the Tenant Leases shown on Schedule "6(a)(x)" are all of the Tenant Leases in effect at the Real Property as of the Effective Date. As of the Effective Date, except as shown on Schedule "6(a)(x)", (A) there are no outstanding leasing commissions or other compensation payable in connection with any Tenant Lease (or which will, with the passage of time or occurrence of any event or both, be payable), and there are no outstanding Tenant Inducement Costs (as defined below) payable in connection with any Tenant Lease; (B) all of the Tenant Leases are currently in full force and effect; (C) none of the Tenant Leases has been amended or modified; (D) no uncured notices of default have been sent by or on behalf of Seller, or received by Seller, in connection with any Tenant Lease; and (E) to Seller’s Knowledge, neither landlord nor any tenant is in material default of any of their respective obligations under any Tenant Lease. "Tenant Inducement Costs" means any payments required under a Tenant Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder for tenant improvements costs, lease buyout costs, moving, design and refurbishment allowances or other similar costs.
(xi)    Contracts. Seller has delivered or made available to Buyer copies of all Contracts. The copies of the Contracts delivered or made available to Buyer pursuant to this Agreement are true and correct copies thereof. The Contracts shown on Schedule "6(a)(xi)" are all of the Contracts in effect with respect to the Property as of the Effective Date and none have been modified except as shown on Schedule "6(a)(xi)". As of the Effective Date, all of the Contracts are in full force and effect and, to Seller’s Knowledge, no party to any Contract is in material default of any of its obligations under such Contract.
(xii)    OFAC. No Seller entity, or, to Seller's Knowledge, any of its affiliates, or any of their respective members, partners or shareholders is, nor prior to Closing, or the earlier termination of this Agreement, will become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; provided, however, Seller makes no representation of the foregoing with respect to any public shareholder.

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(xiii)    Title. Seller has good, marketable and insurable fee simple title to the Real Property, free and clear as of the Closing of all Liens except the Permitted Exceptions and the Financial Encumbrances to be cured or removed in accordance with this Agreement. Except for tenants under the Tenant Leases and parties under Permitted Exceptions, no party other than Seller has any right to occupy any portion of the Real Property. To Seller's Knowledge, all conveyance taxes, transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable legal requirements in connection with the leasing of the Real Property and transfer of the Real Property to Seller have been paid. No real property taxes and governmental assessments in respect of the Real Property are past due. To Seller's Knowledge, as of the Effective Date, the Land is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Land. To Seller's Knowledge, as of the Effective Date, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Real Property, nor are there any contemplated improvements to the Real Property that may result in such special or other assessments.
(xiv)    Physical Condition. To Seller's Knowledge, except as may be expressly set forth in the Physical Conditions Report (as defined in the Loan Agreement) or the Zoning Report, as of the Effective Date, (A) the Real Property, including all improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects, and (B) there exists no structural or other material defects or damages in the Real Property, whether latent or otherwise, and Seller has not received any notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.
(xv)    Boundaries; Easements; Utilities and Public Access. To Seller's Knowledge, except as disclosed in the Survey, as of the Effective Date, (A) the Improvements lie wholly within the boundaries and building restriction lines of the Land, and no improvements on adjoining properties encroach upon the Land and (B) all easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "Easements"), if any, necessary for the operation of the Project are described in the PTR and are in full force and effect. The Real Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Project. To Seller's Knowledge, all public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Real Property. The Real Property has access to public roads.
(xvi)    Options to Purchase. Seller has not granted, and to Seller's Knowledge, no other person or entity has, any conditional or unconditional right and/or option to purchase or ground lease the Property or any interest therein except as provided in connection with the Loan.

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(xvii)    U.S. Person. None of the Seller entities is a "foreign person" within the meaning of Sections 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
(xviii)    HARPTA. Each of the Seller entities, through Pacific Office Properties, L.P., is a "resident person" within the meaning of Section 235-68(a) of the Hawaii Revised Statutes, as amended.
(xix)    Tax Status. Each of the Seller entities and the sole member of each of the Seller entities is a "disregarded entity" for federal and Hawaii income tax purposes and Pacific Office Properties, L.P. is the sole member of the sole member of each Seller entity.  Pacific Office Properties, L.P. is not a disregarded entity for federal or Hawaii income tax purposes and is a "resident person" within the meaning of Section 235-68(a), Hawaii Revised Statutes.
(xx)    Taxes. All material tax filings necessary to prevent a lien on Seller's interests in the Property have been or will be timely filed by the Closing Date, and taxes due and payable by Seller relating to the Property have or will have been paid by the Closing Date in all cases where the nonpayment or underpayment of such taxes could result in a lien on Seller's interests in the Property. As of the Effective Date, Seller has not received any written notice of any outstanding audit, examination or other proceeding with respect to taxes or any notice or assessment claiming a deficiency of taxes.
(xxi)    Environmental Representations. Except as otherwise disclosed by that certain Phase I Environmental Site Assessment dated July 15, 2016 prepared by ProGEA, Inc. (the “Environmental Report(s)”), a true and correct copy of which has been delivered to Buyer, Seller hereby represents and warrants that as of the Effective Date, Seller has not received any uncured written notice that any portion of the Real Property is in violation of any of the Environmental Laws and, to Seller’s Knowledge, no such violation exists.
"Environmental Laws" shall have mean any present and future federal, state and local laws, statutes, ordinances, rules, and regulations relating to protection of the environment. The term "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Federal Water Pollution Control Act; and those relating to lead based paint. The term "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and guidance, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other

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environmental condition of a property to any Governmental Authority or other person, whether or not in connection with any transfer of title to or interest in such property.
The term "Governmental Authority" shall have the meaning set forth in the Loan Agreement and the following terms shall each have the meanings set forth in the Environmentally Indemnity (as defined in the Loan Agreement): “Governmental Authority”, “Hazardous Substances”, “Release”, “Remediation” and “Toxic Mold”.
(xxii)    No Material Adverse Effect. To Seller's Knowledge, no statement of fact made by Seller in this Agreement or any document executed by Seller pursuant hereto or in connection herewith, including, without limitation, the Conveyance Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Designated Individual (as defined below) which has not been disclosed to Buyer in writing which has or could reasonably be expected to have a material adverse effect on the use, value or operation of the Property, Seller's interest therein or the ability of Seller to consummate the transactions contemplated hereby.
As used in this Agreement and with respect to each Seller entity, the term "to Seller's Knowledge" or words to that effect, means, as of the Effective Date, to the actual knowledge (and not any implied, imputed or constructive knowledge) of Lawrence J. Taff, President and Chief Executive Officer of Pacific Office Properties Trust, Inc. (the "Designated Individual") and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any Seller Representative, or to impose upon such Designated Individual any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Prior to Closing, Seller may designate, by notice in writing to Buyer, an additional individual as the Designated Individual, provided that the individual has similar authority over Seller as Lawrence J. Taff. Anything contained in this Agreement to the contrary notwithstanding, there shall be no personal liability on the part of the Designated Individual arising out of any representation or warranty made in this Agreement.
(b)    Survival of Seller's Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall survive Closing and not be merged therein for a period of twelve months after Closing, and Seller shall only be liable to Buyer hereunder for actual damages suffered by a breach of any warranty or representation set forth in this Agreement or in a Seller Estoppel Certificate with respect to which a claim is made by Buyer against Seller by filing an action in the Circuit Court of the First Circuit, State of Hawaii, or in the United States District Court for the District of Hawaii on or before the date that is twelve months after the Closing Date. Any provision in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller (in the aggregate for all Seller entities) for breaches of Seller's warranties and representations set forth in this Agreement and/or in the Seller Estoppel Certificates shall be limited to TWO MILLION FIVE HUNDRED THOUSAND NO/100 U.S. DOLLARS (U.S. $2,500,000.00), provided, however, the foregoing shall not limit or restrict the warranties of title expressly set forth in the Deed or Buyer's remedies for a breach of Seller's obligations under Section 11 (Prorations and Adjustments) hereof.

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(c)    Buyer's Representations and Warranties. Buyer makes the following representations and warranties, to and for the benefit of Seller, which representations and warranties shall be true and correct as of the Effective Date and the Closing Date (except as otherwise stated below):
(i)    Organization. Buyer is a Hawaii corporation, organized, validly existing and in good standing, under the laws of its state of formation.
(ii)    Authorization. The person executing this Agreement on behalf of Buyer has full authority and power to execute this Agreement. All requisite corporate and other action has been taken to authorize and approve the execution and delivery of the Conveyance Documents and the consummation of the transaction contemplated by this Agreement by Buyer. This Agreement is the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity).
(iii)    Bankruptcy Proceedings. To Buyer's knowledge, there are no actions, voluntary or otherwise, pending or threatened against Buyer under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction. Buyer is not insolvent nor has Buyer (A) made a general assignment for the benefit of its creditors, (B) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (C) suffered the attachment or other judicial seizure of any of its assets, or (D) made any plans to file any voluntary petition in bankruptcy, and will not do so within one hundred eighty calendar days of Closing.
(iv)    Conflicting Agreements. Neither the execution nor delivery of this Agreement, nor the consummation of the transaction contemplated in this Agreement, will conflict with, or result in a breach of, any contract, license or undertaking to which Buyer is a party, or constitute a default thereunder. No consent, approval, waiver or other action by any individual, corporation, company, partnership, association, trust or other entity or organization, including any government or political subdivision or agency or instrumentality thereof, is required or necessary for the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions contemplated hereby.
(v)    Proceedings. To Buyer's knowledge, no legal or administrative proceeding is pending or threatened against Buyer which would adversely affect its ability to consummate the transaction as contemplated in this Agreement.
(vi)    Prohibited Persons and Transactions. Neither Buyer, nor, to Buyer's knowledge, any of its affiliates, nor any of their respective members, partners or shareholders is, nor prior to Closing, or the earlier termination of this Agreement, will become, a person or entity with whom U.S. persons or entities are restricted from doing business under the regulations of the OFAC (including those named on OFAC's Specially Designated Blocked

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Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action; provided, however, Buyer makes no representation of the foregoing with respect to any public shareholder.
7.SELLER COVENANTS. In addition to the other agreements and covenants of Seller set forth in this Agreement, Seller covenants and agrees as follows with respect to the period from the Effective Date through Closing:
(a)    Maintenance and Operation of the Property. Seller shall cause the Property to be maintained and operated in the ordinary and usual course of business, consistent with Seller's past practice and subject to and in accordance with Seller's obligations under Sections 4.3 (Liens), 4.5 (Existence; Compliance with Legal Requirements), 4.6 (Taxes and Other Charges), 4.12 (Repairs; Maintenance and Compliance; Alterations), 4.14 (Property Management), 4.16 (Licenses; Intellectual Property; Website), 4.22 (Business and Operations) and 4.33 (Zoning) of the Loan Agreement applicable to the Property. Further, Seller shall not convey its title to the Property, or any portion thereof, to any other party.
(b)    Contracts. Without limiting the provisions of Section 7(a) hereof, Seller shall comply with Seller's obligations under Section 4.13 (Approval of Major Contracts) of the Loan Agreement.
(c)    Leases; New Leases; Lease Amendments. Without limiting the provisions of Section 7(a) hereof, Seller shall conduct leasing activities relating to the Property subject to and in accordance with Section 4.11 (Leases) of the Loan Agreement.
(d)    Access to the Property. Seller shall permit agents, representatives, consultants and employees of Buyer to monitor the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). Buyer or its agents, representatives, consultants and employees as part of any monitoring may take soil, air, water, building material and other samples from the Property, subject to the rights of tenants under Tenant Leases; provided, however, that in no event may Buyer conduct or cause to be conducted any boring, drilling, destruction, removal or opening of any portion of the Land or the Improvements.
(e)    Access to Books and Records. Seller shall provide Buyer with the reports and other materials and information with respect to the Property required to be provided by Borrower under, and pursuant to, Section 4.9 (Financial Reporting) of the Loan Agreement.
(f)    Property Management. Seller agrees that following Closing, Seller shall use commercially reasonable efforts to cause the property manager hired by Seller to cooperate in any transition of the property management responsibilities with respect to the Property to Buyer's property manager for a period of three months following Closing. Buyer shall reimburse Seller for the fees and costs actually charged by Seller's property manager for such transition services.

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(g)    Environmental. Seller covenants and agrees that: (a) all uses and operations on or of the Real Property by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Real Property in violation of Environmental Laws by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller; (c) there shall be no Hazardous Substances in, on or under the Property caused by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller, except those that are both (A) in compliance with all Environmental Laws and, to the extent required thereby, with permits issued pursuant thereto and (B) have been disclosed to Buyer in writing on or before the date of this Agreement; (d) Seller shall, at its sole cost and expense, keep the Real Property free and clear of all liens and encumbrances on the Real Property imposed pursuant to any Environmental Law, whether due to any act or omission of Seller or any other person (the “Environmental Liens”); (e) Seller shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Real Property pursuant to any good faith request from Buyer made in connection with a reasonable belief by Buyer that an environmental issue may exist at the Property (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) and share with Buyer the reports and other results thereof, and Buyer shall be entitled to rely on such reports and other results thereof; (f) Seller shall, at its sole cost and expense, comply with all reasonable written requests of Buyer to (I) effectuate Remediation of any environmental condition that violates an Environmental Law (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property directly caused by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller; (II) comply with any Environmental Law applicable to the Property; (III) comply with any directive applicable to or relating to the Real Property from any Governmental Authority to remediate an environmental condition caused by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller; and/or (IV) take any other reasonable action necessary or appropriate for protection of human health or the environment relating to the Property; (g) Seller shall not, or affirmatively permit or allow, and Seller shall, at its sole cost and expense, take reasonably necessary steps to prevent any owner, tenant or other permitted user of the Real Property from taking, any act that increases the dangers to human health or the environment in any material respect, poses an unreasonable risk of harm to any Person on the Property, impairs or is reasonably likely to impair the value, use or utility of such Property, is contrary to any requirement of any insurer providing coverage for the Property or Seller, violates any covenant, condition, agreement or easement applicable to the Property; (h) Seller shall promptly commence and diligently perform to completion all work required to be undertaken under all Legal Requirements in connection with the occupancy and/or use of the Real Property by Seller, tenants under the Tenant Leases, vendors under the Contracts or any other person claiming by, through or under Seller; (i) Seller shall, at its sole cost and expense, obtain Buyer's prior written consent to any contract relating to environmental matters at the Property, which consent shall not be unreasonably withheld; (j) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of the Property at concentrations exceeding ambient air levels or visible Toxic Mold on any building materials or surfaces at the Real Property for which any

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Governmental Authority recommends or requires removal thereof by remediation professionals, Seller shall, at its sole cost and expense, immediately remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with all applicable Legal Requirements and guidelines, following which abatement of the Toxic Mold, Seller shall prepare and implement (or cause to be prepared and implemented) an Operations and Maintenance Plan for Toxic Mold and Moisture acceptable to Buyer and in accordance with the guidelines issued by the National Multifamily Housing Council or guidelines applicable to commercial and office property; (k) Seller shall reasonably promptly notify Buyer in writing if Seller becomes aware of (1) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property or into any buildings on the Property; (2) any non-compliance with any Environmental Laws related in any way to the Property; (3) any actual or potential Environmental Lien encumbering or potentially encumbering the Property; (4) any required or proposed Remediation of environmental conditions applicable to the Property; and/or (5) any written notice or other communication from any source whatsoever (including, but not limited to, any Governmental Authority) or oral notice from any Governmental Authority of which Seller becomes aware relating to the Property and relating in any way to Hazardous Substances or Remediation of Hazardous Materials thereof, possible liability of any person pursuant to any Environmental Law, other environmental conditions in connection with the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section; and (l) upon the discovery by Seller of any underground storage tanks on the Property during Seller's excavation or construction work with regard to the Property, give Buyer prompt written notice thereof and upon the request of Buyer, in its sole but good faith discretion, remove such underground storage tanks from the Property in accordance with all Environmental Laws.
“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities in connection with Environmental Laws affecting the Real Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force.
(h)    Insurance. Seller shall comply with the provisions of Section 5.1 (Insurance) of the Loan Agreement applicable to the Property.
8.CONDITIONS TO CLOSING.
(a)    Buyer's Conditions Precedent. Seller and Buyer agree that Buyer's obligation to complete and consummate the transaction contemplated by this Agreement, and to proceed with Closing hereunder, is subject to the satisfaction on or before Closing of each of the following conditions precedent:
(i)    Seller's Estoppel Certificates. Seller shall have delivered to Buyer the Seller Estoppel Certificates required under Section 4(m) hereof.
(ii)    Seller's Performance. There is no breach of a Seller covenant set forth in this Agreement that has a material adverse effect on the Project, all documents to be delivered

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by Seller under Section 10 hereof at or prior to Closing shall have been delivered and Seller shall have deposited into Escrow all sums to be deposited by Seller prior to Closing.
(iii)    Buyer's Title Policy. Buyer shall have received the Title Company's confirmation of its intention to issue Buyer's Title Policy in accordance with the Title Policy Commitment, effective as of Closing; provided that Buyer shall act in diligent good faith to cause such confirmation.
(iv)    No Legal Actions. No bona fide action or proceeding which seeks to set aside the performance of Buyer's or Seller's obligations hereunder shall have been instituted or threatened by anyone not a party to this Agreement.
Neither Seller nor Buyer shall act or fail to act for the intended purpose of permitting or causing any of the foregoing conditions to Buyer's obligations to fail. If any of the foregoing conditions to Buyer's obligations have not been satisfied on or prior to the Scheduled Closing Date, and such condition has not previously been waived by Buyer, Buyer may elect to (A) waive any condition set forth above in this Section 8(a) and proceed with Closing in accordance with this Agreement (provided all other conditions precedent have been either waived or satisfied as provided in this Agreement), (B) in the event of failure of the conditions set forth in clauses (iii) or (iv) above, terminate this Agreement by providing written notice thereof to Seller, in which event the provisions of Section 9 hereof shall apply, or (C) in the event of failure of the conditions set forth in clauses (i) or (ii) above exercise the remedies available to Buyer upon a default by Seller as provided in Section 12(b) hereof pursuant to and in accordance with Section 12(b). If Buyer fails to take action under clauses (A), (B) or (C) above by providing written notice thereof to Seller no later than five (5) business days after the Scheduled Closing Date, such failure shall be deemed an election by Buyer to waive the condition and proceed with Closing in accordance with this Agreement.
(b)    Seller's Conditions Precedent. Seller and Buyer agree that Seller's obligation to complete and consummate the transaction contemplated by this Agreement, and to proceed with Closing hereunder, is subject to the satisfaction on or before Closing of the following conditions precedent:
(i)    Closing Obligations. All documents to be delivered by Buyer under Section 10 hereof at or prior to Closing shall have been delivered and Buyer shall have deposited into Escrow all sums to be deposited by Buyer prior to Closing, including without limitation, the Closing Payment in accordance with Section 2(b) hereof.
(ii)    No Legal Actions. No bona fide action or proceeding which seeks to set aside the performance of Buyer's or Seller's obligations hereunder shall have been instituted or threatened by anyone not a party to this Agreement.
Neither Seller nor Buyer shall act or fail to act for the intended purpose of permitting or causing any of the foregoing conditions to Seller's obligations to fail. If any of the foregoing conditions to Seller's obligations have not been satisfied on or before the Scheduled Closing Date, and such condition has not previously been waived by Seller, Seller may elect to (X) waive any

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condition set forth above in this Section 8(b) and proceed with Closing in accordance with this Agreement (provided all other conditions precedent have been either waived or satisfied as provided in this Agreement), (Y) in the event of failure of the conditions set forth in clause (ii) above, terminate this Agreement by providing written notice thereof to Buyer, in which event the provisions of Section 9 hereof shall apply, or (Z) in the event of failure of the conditions set forth in clause (i) above, exercise the remedies available to Seller upon a default by Buyer as provided in Section 12(a) hereof pursuant to and in accordance with Section 12(a). If Seller fails to take action under clauses (X), (Y) or (Z) above by providing written notice thereof to Buyer no later than five business days after the Scheduled Closing Date, such failure shall be deemed an election by Seller to waive the condition and proceed with Closing in accordance with this Agreement.
(c)    Hart-Scott-Rodino Act. Buyer and Seller agree that compliance with the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Section 17 (the "Hart-Scott Act"), as amended, is not required for the transactions contemplated under this Agreement. If the Federal Trade Commission or United States Department of Justice should determine that the transaction contemplated by this Agreement is subject to the reporting requirements of the Hart-Scott Act, then each Party shall forthwith proceed to make the required reporting and filings and take all other actions necessary or advisable to comply with the Hart-Scott Act and the rules and regulations thereunder as expeditiously as reasonably possible. Any filing fees shall be shared equally by Buyer and Seller.
9.TERMINATION OF AGREEMENT. If this Agreement is terminated for any reason expressly provided under the terms of this Agreement other than in accordance with Section 12 hereof, (a) all documents deposited with Escrow Agent by Buyer shall be returned to Buyer, and all documents deposited with Escrow Agent by Seller shall be returned to Seller, (b) each Party shall pay one-half the amount of any fees, charges and expenses incurred or charged by Escrow Agent in connection with Escrow and (c) neither Party shall have any further obligations to the other hereunder, except for those obligations and indemnities which are expressly stated to survive termination of this Agreement.
10.CLOSING.
(a)    Closing Date. As used in this Agreement, the term "Closing Date" shall mean the date on which Closing occurs, and the term "Closing" shall refer to the recordation of the Deed, the delivery of the other Closing Documents (as defined below), and the final disbursal of funds by Escrow Agent, all in accordance with this Agreement. Closing shall take place on the date that is two years after the Effective Date (or if such date is not a business day, the first business day thereafter), or such earlier date (1) as may be specified by Seller by not less than sixty days' advance written notice to Buyer, provided that any such earlier date specified by Seller shall be at least six months after the Effective Date and provided further that Seller shall have agreed to reimburse Buyer the amount of any "Pan Am Make Whole Amount" (as defined in the Co-Lender Agreement (as defined in the Loan Agreement) as of the Effective Date) payment that Buyer may be obligated to pay under the Co-Lender Agreement in connection with such earlier Scheduled Closing Date (such Seller agreement shall be subject to Seller's approval of the amount of and terms of such payment), or (2) as may be specified by Buyer by not less than sixty days' advance written notice

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to Seller following an Event of Default (as defined in the Loan Agreement) beyond any applicable notice and cure period under the Loan Agreement, provided that any such earlier date specified by Buyer pursuant to this subsection (2) shall be no earlier than March 18, 2018 (and provided that such right of Buyer shall not be in limitation of any right of the Lenders under the Loan Agreement) (the "Scheduled Closing Date"). Five (5) business days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") setting forth all prorations, allocations, closing costs and payments of moneys relating to the Closing of the transactions contemplated hereby. Based on each of the Party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the Parties at the Closing (the "Closing Statement"). Notwithstanding the foregoing, to the extent the Parties fail to provide to Escrow Agent all of the information required for the preparation of the Preliminary Closing Statement or the Closing Statement, such failure shall not prevent the Closing hereunder, and any prorations, allocations, closing costs and payments of moneys relating to the Closing not reflected in the Closing Statement shall be addressed pursuant to Section 11(d).
(b)    Execution and Delivery of Closing Documents. Concurrently herewith, Seller and/or Buyer as appropriate, shall execute (with notary acknowledgment, as applicable) and submit to Escrow Agent the following items, which, except for the resolutions referred to in Section 10(b)(viii) below, shall remain undated (provided that any notary acknowledgment may be dated as of the date such document is acknowledged) (items (i) – (viii) below, collectively, the "Closing Documents"):
(i)    Deed. Three counterpart originals of the Deed.
(ii)    Conveyance Tax Certificate. One original of a conveyance tax certificate (State of Hawaii Form P-64A) to accompany the Deed.
(iii)    Bill of Sale. Two counterpart originals of the Bill of Sale.
(iv)    Assignment and Assumption of Contracts and Intangible Property. Two counterpart originals of the Assignment and Assumption of Contracts and Intangible Property.
(v)    Assignment and Assumption of Tenant Leases. Two counterpart originals of the Assignment and Assumption of Tenant Leases.
(vi)    FIRPTA Affidavit. A non-foreign affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, of each Seller entity in form and substance sufficient to exempt Buyer from the withholding of tax under Section 1445(a) of the Internal Revenue Code of 1986, as amended.
(vii)    HARPTA Certificate. A Hawaii Department of Taxation Form N-289 (or any successor to such form) for each of the Seller entities, certifying that each entity, through

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Pacific Office Properties, L.P., is a “resident person” as that term is defined in Section 235-68(a), Hawaii Revised Statutes.
(viii)    Resolutions; Evidence of Authority. Resolutions (or the required consent) of each Seller entity and Buyer, dated on or prior to the Effective Date, authorizing the purchase and sale of the Property pursuant to the terms of this Agreement and authorizing the person(s) executing instruments or agreements relating to such purchase and sale to execute, acknowledge and deliver such instruments and agreements on behalf of such entity.
(ix)    Memorandum of Purchase Agreement. The Memorandum of Purchase Agreement (as defined below) and the Release of Memorandum of Purchase Agreement (as defined below).
(c)    Seller's Closing Deliveries. Prior to the Scheduled Closing Date (and within such timeframe as may be more specifically provided herein or required by Escrow Agent) Seller shall cause to be delivered the following items:
(i)    Closing Costs. To Escrow Agent, Seller's share of the closing costs and such other amounts, if any, that are to be paid by Seller at Closing pursuant to this Agreement; provided, however that if Seller fails to deposit such amounts with Escrow Agent within the timeframe set forth herein, Buyer may, in its sole discretion, deposit such amounts with Escrow Agent and Seller shall reimburse Buyer for such amount within five (5) business days following Buyer's demand therefore, and any amount not so paid shall accrue interest at a rate of ten percent (10%) per annum from the date incurred until paid by Seller.
(ii)    Updated Exhibits and Schedules. To Escrow Agent, an update to each of the schedules and/or exhibits for each of the Deed, Bill of Sale, Assignment and Assumption of Contracts and Intangible Property and Assignment and Assumption of Tenant Leases (or written acknowledgement that no such update is required) required to make such schedules/exhibits accurate as of the Closing, which updates shall replace the applicable schedules and/or exhibits to the applicable Closing Documents and shall constitute and become part of such Closing Document as of the Closing Date.
(iii)    Tax Clearance Certificate. To Escrow Agent, a State of Hawaii Department of Taxation Tax Clearance Certificate for each Seller entity by the State of Hawaii Department of Taxation.
(iv)    Report of Bulk Sale or Transfer. To Escrow Agent, a Report of Bulk Sale or Transfer as required by Section 237-43 of the Hawaii Revised Statutes, as amended, duly executed and filed by each Seller entity and certified by the State of Hawaii Department of Taxation.
(v)    Mechanics' Lien Waivers/Affidavits. To Escrow Agent, executed mechanics' lien certificates or other assurances of payment of amounts due as of Closing with respect to the Real Property as are customarily required by the Title Company to issue Buyer's Title Policy, if applicable.

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(vi)    Parties in Possession Affidavits/Certificates. To Escrow Agent, executed certificates regarding parties in possession as are customarily required by the Title Company to issue Buyer's Title Policy, if applicable.
(vii)    Original Documents. To Buyer, originals (or where appropriate, copies) of the Contracts, the Tenant Leases, and, as applicable, the Intangible Property to the extent the same are in Seller's possession or control. Buyer shall cooperate with Seller for a period of seven years after Closing in addressing any need of Seller to respond to any legal requirement, tax audit, or action threatened or brought against Seller, by allowing Seller and its agents or representatives to examine and copy, at Seller's expense, such files and records provided by Seller to Buyer, upon reasonable advance notice and at all reasonable times. The provisions of this Section 10(c)(vii) shall survive Closing.
(viii)    Keys, Access Cards and Combinations. To Buyer, all keys, access cards and combinations to locks within the Improvements, or any portion thereof, to the extent the same are in Seller's possession or control and to the extent the same have not previously been delivered to Buyer.
(ix)    Notices of Sale. To Buyer, notices to tenants under the Tenant Leases and to third parties under the Contracts, executed by Seller, in such form(s) as agreed by Seller and Buyer, pursuant to Section 4(l) hereof.
(x)    Letter of Credit Assignments. To Escrow Agent, the Letter of Credit Assignments (as defined below), if applicable.
(xi)    Good Standing Certificate. To Escrow Agent, a certificate of good standing from the Department of Commerce and Consumer Affairs of the State of Hawaii dated no earlier than ten calendar days prior to the Scheduled Closing Date for each Seller entity showing the Seller entity to be authorized to do business in the State of Hawaii and in good standing under the laws of the State of Hawaii.
(xii)    Other Items. To Escrow Agent or Buyer, as applicable, any other documents, instruments or agreements called for in this Agreement for Closing which have not previously been delivered, or which are required by Escrow Agent, the Title Company or otherwise to consummate the conveyance of the Property in accordance with this Agreement.
To the extent Seller fails to provide any of the documents required to be delivered by Seller pursuant to Section 10(c), Buyer may, in its sole discretion, waive such failure and proceed to the Closing hereunder, in which event Seller shall be responsible for, and Seller's parent, Pacific Office Properties, L.P. ("Indemnitor") hereby agrees to indemnify Buyer against, any costs, losses or damages incurred by Buyer directly as a result of Seller's failure with respect thereof, and Indemnitor shall reimburse Buyer for such costs, losses or damages within ten (10) business days following Buyer's substantiated demand therefore, and any amount not so paid shall accrue interest at a rate of ten percent (10%) per annum from the date incurred until paid by Indemnitor. The obligations under Section 10(c) shall survive the Closing.

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(d)    Buyer's Closing Deliveries. Prior to the Scheduled Closing Date (and within such timeframe as may be more specifically provided herein or required by Escrow Agent) Buyer shall cause to be delivered the following items:
(i)    Closing Payment. To Escrow Agent, the Closing Payment pursuant to Section 2(b) hereof and written confirmation from the holder of Note A-1 and the holder of Note A-2, if applicable, that the credit against the principal balance of Note A-1 and of Note A-2, if applicable, has been made in accordance with Section 2(b) hereof, if applicable.
(ii)    Good Standing Certificate. To Escrow Agent, a certificate of good standing from the Department of Commerce and Consumer Affairs of the State of Hawaii dated no earlier than ten calendar days prior to the Scheduled Closing Date showing Buyer to be authorized to do business in the State of Hawaii and in good standing under the laws of the State of Hawaii.
(iii)    Other Items. To Escrow Agent or Seller, as applicable, any other documents, instruments or agreements called for in this Agreement for Closing which have not previously been delivered, or which are required by Escrow Agent, the Title Company or otherwise to consummate the purchase of the Property in accordance with this Agreement.
(e)    Closing Costs. Except as otherwise specifically provided in this Agreement, Seller shall be responsible for all closing costs incurred by Seller, and Buyer shall be responsible for all closing costs incurred by Buyer, including each of their respective attorneys' fees.
(i)    Seller's Closing Costs. At Closing (if not earlier paid), Seller shall pay the following: (A) all recording fees and other costs, if any, for the release from the Property of all Financial Encumbrances and for other releases, discharges or other curative documents which Seller is required to deliver pursuant to this Agreement, (B) the recording fees for the Deed, (C) one-half of the amount of all conveyance taxes payable in connection with the sale by Seller of the Real Property to Buyer, (D) one-half of the amount of Escrow Agent's fees, and (E) one-half of the premium for the base portion (i.e. standard owner's coverage) of Buyer's Title Policy (excluding the premium for any extended coverage and/or any endorsements to Buyer's Title Policy).
(ii)    Buyer's Closing Costs. At Closing (if not earlier paid), Buyer shall pay the following: (A) one-half of the amount of all conveyance taxes payable in connection with the sale by Seller of the Real Property to Buyer, (B) one-half of Escrow Agent's fees, and (C) one-half of the premium for the base portion of Buyer's Title Policy, plus the premium for any extended coverage and/or any endorsements to Buyer's Title Policy.
(iii)    Other Closing Costs. Escrow Agent shall apportion all other closing costs, if any, in a manner customary for real estate transactions of this nature in the State of Hawaii, or, if there is no custom, such other closing costs shall be split equally between Seller and Buyer.

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(f)    Closing. Following Escrow Agent's receipt of the deliverables required by Buyer pursuant to Section 10(d), the Parties hereby acknowledge and agree that, without the need of any additional consents or authorizations from the Parties, the following shall occur:
(i)    Date the Closing Documents. Escrow Agent shall cause each of the Closing Documents to be dated as of the Closing Date.
(ii)    Recordation. Escrow Agent shall cause the Deed to be recorded in the Office of the Assistant Registrar of the Land Court of the State of Hawaii.
(iii)    Disbursal of Purchase Price. Escrow Agent shall disburse the Note B Paydown Amount to Agent and any portion of the Purchase Price being paid in cash pursuant to Section 2(b) hereof to Agent (pursuant to payment instructions to be provided to Escrow Agent by Agent) to be applied by Agent as required pursuant to the terms of the Loan Agreement, and, if applicable, to Seller.
(iv)    Delivery of Closing Documents. Escrow Agent shall deliver fully executed counterpart originals of the Closing Documents to Buyer and to Seller, and shall deliver all other items held in Escrow to the party entitled thereto or benefitted thereby.
(v)    Possession. Possession of the Property shall be delivered to Buyer, subject to such rights constituting or arising out of the Permitted Exceptions, including, without limitation, the rights of tenants under the Tenant Leases.
11.PRORATIONS AND APPORTIONMENTS.
(a)    Proration and Apportionment. The items set forth below shall be prorated and apportioned between Buyer and Seller as provided below. For purposes of this Section 11, all prorations to occur as of the Closing Date shall be determined as of 12:00 a.m. Hawaii time on the Closing Date, as though Buyer held title to the Property throughout the entire day on which Closing occurs. Such prorations and adjustments shall be made on the basis of the number of days in the calendar year in which Closing occurs for items payable on an annual or semi-annual basis, and on the number of days in the calendar month in which Closing occurs for items payable on a monthly basis.
(i)    Taxes on Gross Receipts. Gross income and other taxes and charges, if any, payable on account of any rents and/or income derived from the Project or the business conducted on or within the Project, including, without limiting the generality of the foregoing, Hawaii general excise taxes (but not any taxes based on the net income of Seller, the liability for all of which shall remain with Seller) shall be prorated as of the Closing Date.
(ii)    Real Property Taxes. All real property taxes and special assessments for the fiscal year in which Closing occurs shall be prorated as of the Closing Date. If the amount of any such item is not ascertainable on the Closing Date, the proration thereof shall

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be based on the most recent available bill or on such other basis as Escrow Agent may require and adjusted as necessary post-Closing pursuant to Section 11(c) and Section 11(d) hereof.
(iii)    Personal Property Taxes. Buyer shall pay to Seller the amount of any and all sales or similar taxes, if any, payable in connection with the sale of the Personal Property, and Buyer shall execute and deliver any tax returns in connection therewith.
(iv)    Prepaid Expenses. Buyer shall be charged for those prepaid expenses paid by Seller allocable to any period from and after the Closing Date, including, without limitation, prepaid rents under any equipment lease, annual permit and inspection fees, fees for licenses, advertising expenses, trade association dues and trade subscriptions paid by Seller to third parties to the extent the same are transferable hereunder, are at Buyer's request in fact transferred hereunder to Buyer at Closing and remain on deposit for the benefit of Buyer.
(v)    Utility Charges. To the extent permitted by the respective utility service, utility services, including without limitation, electrical, water, sewer, telephone and cable, provided to the Real Property in Seller's name shall be terminated effective as of the Closing Date, and Buyer shall be responsible for its own utility services thereafter. With respect to utility services that cannot be terminated as of the Closing Date, utility charges shall be prorated as of the Closing Date and Seller shall receive a credit for all deposits for such utilities, if any, made by Seller as security to the extent the same are transferable to Buyer. Where possible, cutoff readings will be secured for all such utilities as of the Closing Date. To the extent cutoff readings are not available, the cost of such utilities shall be apportioned between the parties on the basis of the latest bill for such service and adjusted as necessary post-Closing pursuant to Section 11(c) and Section 11(d) hereof.
(vi)    Other Accounts Payable. All other accounts payable and expenses related to operations of the Property which have accrued before the Closing Date shall, except as otherwise expressly provided herein, be paid by Seller on or before the Closing Date or credited to Buyer as a reduction of the Purchase Price.
(vii)    Tenant Leases. Except as otherwise provided in this Agreement, rents, together with the amount of Hawaii general excise tax thereon, if applicable, as and when collected (the term "rents" as used in this Agreement includes all payments paid by tenants under the Tenant Leases, including without limitation, percentage rent and common area maintenance charges) and all other income from the Project as and when collected shall be prorated as of the Closing Date. Any additional rent amounts not known at Closing will be part of the post-Closing adjustments contemplated in this Section 11. All security and other deposits held in cash by Seller as of the Closing Date with respect to the Contracts and the Tenant Leases being conveyed to Buyer at Closing shall be transferred to Buyer at Closing. Seller shall pay the amount of all tenant lease improvements and tenant leasing commissions that are payable prior to Closing, and Buyer shall pay the amount of all tenant lease improvements and tenant leasing commissions that are payable from and after Closing.

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(viii)    Accounts Receivable. Buyer shall not acquire accounts receivable from Seller, and there shall be no adjustments or prorations therefor. Any past due rents or other amounts due under the Tenant Leases prior to Closing paid directly to Seller specifically in settlement of such amounts shall be retained by Seller.
(ix)    Other Prorations. Other amounts customarily prorated between a seller and buyer, if any, shall be prorated or apportioned between Seller and Buyer as of the Closing Date.
(b)    Allocation of Payments Received after Closing Date. Without limiting the provisions of Sections 11(a)(vii) and (viii) hereof, the following allocations shall be utilized for payments received after Closing from persons having unpaid obligations under the Contracts or the Tenant Leases:
(i)    Delinquent rent and other obligations for the period prior to the Closing shall remain the property of Seller. Payments received by Buyer from tenants or other persons from and after the Closing Date with respect to any such delinquent rent or other obligations shall be applied first to rents and such other obligations owing to Buyer as well as reasonable expenses incurred by Buyer in connection with the collection thereof and the remainder to delinquent rents and other obligations owing to Seller for months prior to the Closing Date. Buyer shall, during the sixty (60) day period after the Closing, use commercially reasonable efforts to collect delinquent rents for the benefit of Seller (but in no event shall Buyer be required to expend any material sums, institute any suit or action or declare a default under any Lease). Seller shall not have the right to seek collection by institution of any lawsuit against tenants occupying the Project of any uncollected rents following the Closing. Upon receipt by either Buyer or Seller of any payment due to the other pursuant to this Agreement, it shall promptly deliver such payment to the other.
(c)    Final Proration of Rent, Certain Other Items. Without limiting the generality of Section 11(d) hereof, final prorations of rent and charges under the Tenant Leases, including, without limitation, any common area maintenance contributions, operating expenses, air conditioning charges, utility charges, real property taxes and other sums payable by tenants under the Tenant Leases, and other apportionable items which are dependent for their calculation upon the economic performance of the Property (or a portion thereof) over a specified interval of time or which are not due and payable until after the Closing Date (or are adjustable after the Closing Date) shall be accomplished as follows: Buyer and Seller shall await the expiration of the specified interval to determine the proration, and Seller and Buyer shall then prorate the item by allocating to Seller the product of such apportionable item for the entire interval multiplied by a fraction, the numerator of which is the number of days within the specified interval which occurred before the Closing Date and the denominator of which is the total number of days in the specified interval; provided, however, that all final prorations shall be calculated within one hundred twenty days after the end of the calendar year in which Closing occurs.
(d)    Procedure; Post-Closing Adjustment. Seller and Buyer shall jointly: (i) account for all items to be prorated or apportioned pursuant to this Section 11, and (ii) determine the amount

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of such prorations and apportionments as provided in this Section 11. If at any time prior to the first anniversary of the Closing Date either Buyer or Seller discovers any items which should have been included in the prorations and apportionments but which were omitted therefrom, or any material error in the computation thereof, such items shall be promptly adjusted as of the Closing Date. Either Party owing the other Party a sum of money based upon any such adjustment after the Closing Date shall promptly pay that sum to the other Party, together with interest thereon at the rate of eight percent (8%) per annum from the date the amount is determined until the date of payment.
(e)    Letters of Credit. In the case of any security deposits under the Tenant Leases held by Seller in the form of letters of credit, such letters of credit, to the extent permitted by the terms thereof, shall be assigned to Buyer at Closing. At Closing or as soon thereafter as is reasonably possible, with respect to such letters of credit which by their terms are assignable, Seller shall deliver any consents to the assignment of such letters of credit required by the issuing bank(s) (the "Letter of Credit Assignments"). Any fees imposed by such issuing banks in connection with such assignments shall be paid by Seller. In the case of any such letters of credit which by their terms are not assignable, Seller shall use all commercially reasonable efforts to cause the applicable tenant(s) to replace such letters of credit with ones which are assignable to Buyer. In furtherance of the foregoing, with respect to those letters of credit which by their terms are not assignable, Seller shall: (i) deliver possession of such non-assignable letters of credit to Buyer at Closing, and (ii) use commercially reasonable efforts to cause and cooperate with Buyer in Buyer's efforts to cause the applicable tenant(s) to replace such letters of credit with ones which are in the name of Buyer.
(f)    Survival. The provisions of this Section 11 shall survive Closing.
12.DEFAULT AND REMEDIES.
(a)    Buyer's Default; Seller's Remedies.  In the event of Buyer's material default in the performance of any obligation or covenant under this Agreement prior to Closing, Seller shall have the right, in its sole discretion, to, as Seller's remedy under this Agreement for such default, terminate this Agreement by written notice to Buyer, whereupon both Seller and Buyer shall be released from all further obligations under this Agreement, except those that expressly survive termination of this Agreement. The foregoing shall not limit in any way Seller's rights under the Loan Agreement relating to Buyer's default under this Agreement.
The provisions of foregoing paragraph notwithstanding, in the event of (i) any Buyer default under Section 25 (Brokers) or 33 (Confidentiality) hereof or (ii) any Buyer default of any provision of this Agreement that survives Closing or earlier termination of this Agreement, Seller may avail itself of any and all remedies available to it at law or in equity, including without limitation, damages.
(b)    Seller's Default; Buyer's Remedies. If Seller is in default of its obligations to consummate Closing as contemplated by this Agreement or of its covenants or obligations under this Agreement to be performed prior to Closing in any manner that has a material adverse effect on the Project, Buyer shall have the right to elect, in Buyer's sole discretion, one of the following as Buyer’s sole and exclusive remedy: (i) terminate this Agreement by written notice to Seller,

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whereupon both Seller and Buyer shall be released from all further obligations under this Agreement, except those that expressly survive termination of this Agreement, and bring an action for damages, provided that Seller shall not be liable for any damages in excess of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $2,500,000.00) in the aggregate (it being understood by the Parties that such limit shall not apply to amounts to which Buyer may be entitled to pursuant to Section 31 hereof) or for any consequential, incidental or special damages, or (ii) waive the default and proceed with the purchase of the Property in accordance with this Agreement.
The provisions of foregoing paragraph notwithstanding, in the event of any Seller default under Section 25 (Brokers) or 33 (Confidentiality) hereof Buyer may avail itself of any and all remedies available to it at law or equity, including without limitation, damages. In the event of Seller default of any other provision of this Agreement that survives Closing, Buyer's remedies shall be limited to those set forth in Section 6(b) above.
(c)    No Personal Liability. Notwithstanding any provision in this Agreement to the contrary, there shall be no personal liability of the members, managers, partners, shareholders, owners, directors, officers, employees, agents, consultants, attorneys and other representatives, as applicable, of Seller or Buyer arising out of or in any way relating to the covenants, obligations, representations, warranties and/or agreements of Seller or Buyer, as applicable, as set forth in this Agreement and/or in any of the Conveyance Documents. Seller and Buyer acknowledge and agree that the limits and restrictions set forth in this Section 12 have been specifically negotiated and agreed upon by and between Seller and Buyer and that neither Seller nor Buyer would be willing to enter into this Agreement without each other's agreement to these restrictions and that the same are therefore binding and effective upon Seller and Buyer and their respective successors and assigns.
(d)    Survival. The provisions of this Section 12 shall survive Closing or earlier termination of this Agreement.
13.CASUALTY AND CONDEMNATION.
(a)    Casualty. In the event a casualty results in damage to all or any portion of the Real Property, Closing shall occur in accordance with this Agreement, Buyer shall pay in full the Purchase Price, without any abatement thereof or claim against Seller for such loss or damage (except solely that Seller will credit the Purchase Price by the amount of its insurance deductible under any applicable hazard insurance policy), and Seller's rights to any payments to be made under any applicable hazard insurance policies, together with any payments under such policies made to Seller prior to Closing and not expended to repair or replace such loss, damage or destruction shall be automatically assigned to Buyer.
Any provision in this Agreement to the contrary notwithstanding, if Seller has failed in any material way to maintain the insurance required pursuant to the Loan Agreement, in the event of any casualty resulting in damage to all or any portion of the Real Property, Buyer shall have the right to terminate this Agreement by written notice to Seller, whereupon both Seller and Buyer shall be released from all further obligations under this Agreement, except those that expressly survive

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termination of this Agreement, and Seller shall reimburse Buyer for all of Buyer's reasonable out of pocket costs incurred in connection with this Agreement and the transactions contemplated hereunder within ten (10) business days following Buyer's demand therefore, and any amount not so paid shall accrue interest at a rate of ten percent (10%) per annum from the date incurred until paid by Seller.
(b)    Condemnation. If Seller receives notice prior to Closing of any potential eminent domain, or there shall occur any eminent domain, with respect to all or any portion of the Real Property, Closing shall occur in accordance with this Agreement and Buyer shall pay in full the Purchase Price, without any abatement thereof or claim against Seller, and all of Seller's rights, to any condemnation awards paid or payable to Seller shall belong to Buyer and shall be paid over and/or assigned to Buyer at the Closing.
(c)    Waiver of Law. Buyer and Seller hereby irrevocably waive the provision of any statute that provides for a different income or treatment in the event all or any portion of the Real Property shall be taken or damaged or destroyed by fire or other casualty, including, without limitation, Hawaii Revised Statutes, Chapter 508, the Uniform Vendor and Purchaser Risk Act. For the avoidance of doubt, the parties intend for the provisions of this Section 13 to supersede any law applicable to the Real Property governing the effect of fire or other casualty and/or condemnation in contracts for real property.
14.NOTICES. Any notice, response, consent or waiver to be delivered to or served upon any Party pursuant to this Agreement shall be given in writing by: (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission with written confirmation of successful transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. To the extent feasible, a copy of each such notice, response, consent or waiver shall also be sent by electronic mail ("email"). Unless changed in accordance with the preceding sentence, the addressees for notices given pursuant to this Agreement shall be as follows:

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If to Seller:	Pan Am I, LLC
Pan Am II, LLC
Pan Am III, LLC
Pan Am IV, LLC
841 Bishop Street, Suite 1700
Honolulu, Hawaii 96813
Attention: Kimberly F. Aquino
Telephone: (808) 544-1283
Facsimile: (808) 544-1284
Email address: kaquino@shidler.com

with a copy to:	Schneider Tanaka Radovich Andrew & Tanaka, LLLC
1100 Alakea Street, Suite 2100
Honolulu, Hawaii 96813
Attention: Diane Yuen Praywell
Telephone: (808) 792-4200
Facsimile: (808) 664-8949
Email address: dyp@stratlaw.com

If to Buyer:
Don Quijote (USA) Co., Ltd.
801 Kaheka Street
Honolulu, Hawaii 96814
Attention: Brian J. Link, Esq.
Telephone: (310) 660-6317
Facsimile: (310) 660-6301
Email address: blink@marukai.com

with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, 34th Floor
Los Angeles, California 90071
Attention: George Fatheree
Telephone: (213) 687-5557
Facsimile: (213) 621-5557
Email address: george.fatheree@skadden.com

15.ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Seller and Buyer relating to the transaction contemplated by this Agreement, and all prior and contemporaneous agreements, representations, negotiations and understandings of Seller and Buyer, oral or written, other than those relating to the Loan, are hereby superseded and merged into this Agreement. No member, manager, partner, shareholder, owner, director, officer, employee, agent, consultant, attorney or other representatives, as applicable, of either Seller or Buyer has any authority

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to make, or has made, any statements, agreements, or representations, either oral or in writing, express or implied, modifying, adding to, or changing the terms and conditions of this Agreement, and neither Seller nor Buyer has relied upon any representations not set forth in this Agreement. No waiver or amendment of the provisions of this Agreement shall be effective unless in writing and signed by both Seller and Buyer. This Section 15 shall not be construed or interpreted as affecting the validity of any instrument executed by Seller and Buyer in the form of any of the exhibits attached to this Agreement, or as otherwise required to consummate the transaction contemplated by this Agreement.
16.BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns, subject to the provisions of Section 17 hereof.
17.ASSIGNMENT. Except as contemplated by the Loan Agreement or any of the Loan Documents (as defined in the Loan Agreement), neither Buyer nor Seller shall assign, transfer or convey its rights or obligations under this Agreement without the prior written consent of the other Party, which such other Party may withhold or condition in its sole discretion. Notwithstanding the foregoing, Buyer may, without Seller's consent, assign this Agreement to an affiliated entity that is controlled and owned by or under common control and ownership with Buyer; provided that any assignment of Buyer's interest hereunder shall be pursuant to a written assignment and assumption delivered to Seller, wherein the assignee shall assume and agree to pay and perform all of the terms, covenants and conditions of this Agreement to be paid or performed by Buyer hereunder; and provided further that no such assignment shall release or relieve Buyer of its liabilities and obligations under this Agreement.
18.APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Hawaii, without regard to any otherwise applicable principles of conflict of laws. Seller and Buyer hereby agree and stipulate that any suit or action arising out of or in connection with this Agreement shall be brought in the Circuit Court of the First Circuit, State of Hawaii, or in the United States District Court for the District of Hawaii, and the Parties each hereby unconditionally submit to the jurisdiction of such courts for such purposes. Each Party hereto irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any judicial proceeding brought in such courts and any claim that any such judicial proceeding has been brought in an inconvenient forum.
19.TIME OF ESSENCE. Time is of the essence of each and every provision of this Agreement.
20.CALCULATION OF TIME PERIODS. As used in this Agreement, the term "business day" shall mean any day that is not a Saturday, Sunday or day observed as a legal holiday by the United States federal government, the State of Hawaii or the Japanese federal government. For the avoidance of doubt, Monday through Friday in Honolulu, Hawaii shall be business days, unless otherwise excluded due to a holiday of the State of Hawaii, the United States federal government or the federal Japanese federal government. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or such holiday, in which event the period shall run until

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the end of the next day which is neither a Saturday, Sunday or day observed as a legal holiday by the United States federal government, the State of Hawaii or the Japanese federal government. The final day of any such period shall be deemed to end at 5:00 p.m. Hawaii time.
21.NO WAIVER. No waiver by Buyer or Seller of a breach of any of the terms, covenants and conditions of this Agreement by the other shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition contained in this Agreement. No waiver of any default by Buyer or Seller hereunder shall be implied from any omission by the other to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver.
22.FURTHER ASSURANCES. Each of the Parties shall execute and deliver any and all additional papers, documents and assurances, each in such form and substance reasonably acceptable to the executing Party, and shall do all acts and things reasonably necessary, in connection with the performance of their respective obligations hereunder to carry out the intent of this Agreement.
23.COUNTERPARTS. This Agreement may be executed in any number of counterparts. It shall be fully executed when each Party whose signature is required has signed at least one counterpart even though no one counterpart contains the signature of all the Parties. Each executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.
24.FACSIMILE/EMAIL SIGNATURES. Seller and Buyer agree that facsimile and .pdf email signatures on this Agreement and other documents related to this Agreement shall be binding and effective for all purposes and treated in the same manner as physical signatures. Notwithstanding the foregoing, Seller and Buyer agree that they will promptly forward physically signed copies of this Agreement and such other documents to Escrow Agent. However, this Agreement and any other documents containing facsimile or email signatures shall remain binding and effective even if the original documents are not received by Escrow Agent. The Parties understand that they are required to physically sign the Deed and the accompanying conveyance tax certificate for recordation purposes.
25.BROKERS. Upon Closing, and only in the event of Closing, Seller has agreed to pay to Eastdil Secured ("Seller's Broker"), a commission through Escrow at Closing pursuant to and in accordance with the separate agreement by and between Seller and Seller's Broker. Except as described in this Section 25, Seller and Buyer hereby represent and warrant to each other that the warranting Party has not entered into nor will such warranting Party enter into any agreement, arrangement or understanding with any other person or entity which will result in the obligation of the other Party to pay any finder's fee, commission or similar payment in connection with the transactions contemplated by this Agreement. Seller will indemnify, defend and hold harmless Buyer from and against any and all claims, costs, damages and/or liabilities, including reasonable attorneys' fees, Buyer ever suffers or incurs because of any breach of representations by Seller under this Section 25 or any claim by any agent, salesperson, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property, and arising out of any acts or agreements of Seller, including any claim asserted by

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Seller's Broker. Likewise, Buyer will indemnify, defend and hold harmless Seller from and against any and all claims, costs, damages and/or liabilities, including reasonable attorneys' fees, Seller ever suffers or incurs because of any breach of representations by Buyer under this Section 25 or any claim by any agent, salesperson, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property and arising out of the acts or agreements of Buyer. The provisions of this Section 25 shall survive Closing.
26.CAPTIONS. Captions given to various sections in this Agreement, and terms used for definition purposes in this Agreement, are for convenience and reference purposes only and are not intended to and shall not modify or affect the meaning, construction or interpretation of any of the substantive provisions hereof.
27.AMENDMENTS. This Agreement may not be amended, modified, extended, revised or otherwise altered, nor may any Party hereto be relieved of any of its liabilities or obligations hereunder, except by a written instrument executed by both Parties. Any such written instrument entered into in accordance with the provisions of the preceding sentence shall be valid and enforceable notwithstanding the lack of separate legal consideration therefor.
28.MEMORANDUM. Buyer may, at its sole cost and expense, record a memorandum of this Agreement in the form attached hereto as Exhibit "10" (the "Memorandum of Purchase Agreement") solely for the purpose of providing notice of Buyer's rights hereunder, provided that prior to any such recordation, Buyer shall have deposited into Escrow, for recordation upon termination of this Agreement for any reason, a release of said memorandum in the form attached hereto as Exhibit "11" (the "Release of Memorandum of Purchase Agreement").
29.CONSTRUCTION. This Agreement shall not be construed more strictly against one Party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the Parties, it being recognized that both Seller and Buyer have contributed to the preparation of this Agreement.
30.PARTIES NOT PARTNERS. Nothing contained in this Agreement or any of the documents or instruments to be executed pursuant hereto shall constitute any one or more of Buyer and its officers, directors, successors and assigns, as partners with, agents for or principals of any one or more of Seller and its officers, directors, successors and assigns.
31.ATTORNEYS' FEES, COSTS AND EXPENSES. Except as may otherwise be provided in this Agreement, in any action, proceeding or dispute resolution process arising from, out of or in connection with this Agreement and the transactions contemplated hereby, the prevailing party therein shall be entitled to recover from the other party hereto the reasonable costs, expenses and attorneys' fees reasonably incurred by the prevailing party in connection therewith. Nothing contained in this Section 31 is intended to limit any provision regarding payment of attorneys' fees, costs, expenses and similar matters contained elsewhere in this Agreement or in any document or instrument executed and delivered pursuant to this Agreement.

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32.CUMULATIVE REMEDIES. Unless expressly provided otherwise in this Agreement, the remedies of the Parties provided for in this Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole and absolute discretion of the Party for whose benefit such remedies are provided, and may be exercised as often as occasion therefor shall arise.
33.CONFIDENTIALITY. Seller and Buyer agree to maintain confidentiality as to the terms and conditions of this Agreement (but not the existence of this Agreement), except (a) such disclosures to attorneys, accountants, consultants, investors, lenders and others as are reasonably required in order to consummate the transaction contemplated in this Agreement, (b) as provided in Section 34 hereof, or (c) as otherwise required by governmental authority or a court with appropriate jurisdiction. Buyer shall instruct its consultants, affiliates, professionals, investors, lenders and others engaged by it in connection with the transaction contemplated in this Agreement to abide by the confidentiality provisions of this Section 33. All non-public information, such as studies and reports relating to the Property obtained by Buyer, either by observations and examinations of its agents, employees or contractors or as disclosed to it by Seller shall remain and be kept strictly confidential. If the transaction contemplated by this Agreement fails to close for any reason, then all such information, studies and reports shall, upon and only upon Seller's request, be delivered by Buyer to Seller and shall become the sole property of Seller, at no cost to Seller, and Buyer shall make no distribution, disclosure or other use of any such information, studies and reports. This Section 33 shall be binding on Seller and Buyer whether or not Closing occurs, and shall survive Closing.
34.PRESS RELEASES. Without limiting the generality of Section 33 hereof, prior to Closing, neither Seller nor Buyer, nor any of their respective employees, agents, consultants, attorneys or other representatives, as applicable, may make any public announcement, release to trade publications or to the press, advertisement or other public communication concerning this Agreement or anything contained in this Agreement, without the prior written consent of the other Party, which consent may be withheld or conditioned in such Party's sole discretion, except to the extent either Party determines appropriate, after consultation with counsel, in connection with or relating to any prospectus, report or other filing made by such Party or its affiliates with the United States Securities and Exchange Commission or any stock exchange to which such Party or any affiliate of such Party is subject.
35.SURVIVAL. Except as otherwise expressly provided in this Agreement, all covenants, obligations, representations and warranties contained in this Agreement shall not survive the execution and delivery of all instruments of conveyance and the transfer of title to the Property to Buyer and Closing. In addition to the provisions otherwise expressly stated to survive Closing or earlier termination of this Agreement, the provisions of Sections 5, 6(c), 8(c), 14, 15, 16, 18, 19, 20, 21, 22, 24, 26, 28, 29, 30, 31, 32 and 33 hereof shall survive Closing or earlier termination of this Agreement.
36.NO OFFER TO BUY OR SELL. The submission of this Agreement for examination or negotiation does not constitute an offer to sell or buy the Property, an option to purchase the Property, an agreement to negotiate, or any other agreement of any kind with respect to the Property.

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Notwithstanding any statements or agreements made by Seller or any of its representatives, whether oral or written, express or implied, of any nature whatsoever, this Agreement becomes effective and binding only upon execution and delivery hereof by both Seller and Buyer. Neither Seller nor Buyer has any obligation to execute or deliver this Agreement, or to agree to the sale or purchase of the Property on the terms and conditions set forth in this Agreement, or on any other terms or conditions whatsoever.
37.EXHIBITS AND SCHEDULES. The following exhibits and schedules attached hereto shall be deemed to be an integral part of this Agreement:
Exhibit "1"    Description of the Land
Exhibit "2"    Permitted Exceptions
Exhibit "3"    Form of Deed
Exhibit "4"    Form of Bill of Sale
Exhibit "5"    Form of Assignment and Assumption of Contracts and Intangible Property
Exhibit "6"    Form of Assignment and Assumption of Tenant Leases
Exhibit "7"    [Intentionally Omitted]
Exhibit "8"    Acceptable Tenant Estoppel Certificate Form
Exhibit "9"    Seller Estoppel Certificate Form
Exhibit "10"    Form of Memorandum of Purchase Agreement
Exhibit "11"    Form of Release of Memorandum of Purchase Agreement
Schedule "1(c)"    Schedule of Excluded Personal Property
Schedule "6(a)(ix)"    Rent Roll
Schedule "6(a)(x)"    Schedule of Tenant Leases
Schedule "6(a)(xi)"    Schedule of Contracts

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Seller and Buyer have executed this Agreement as of the Effective Date.
PAN AM I, LLC
a Delaware limited liability company
By:    Pan Am Mezzanine I, LLC
a Delaware limited liability company
Its Sole Equity Member
By:    Pacific Office Properties, L.P.
a Delaware limited partnership
Its Sole Equity Member
By:    Pacific Office Properties Trust, Inc.
a Maryland corporation
Its General Partner

By:    /s/ Lawrence J. Taff
Lawrence J. Taff
Its President

PAN AM II, LLC
a Delaware limited liability company
By:    Pan Am Mezzanine II, LLC
a Delaware limited liability company
Its Sole Equity Member
By:    Pacific Office Properties, L.P.
a Delaware limited partnership
Its Sole Equity Member
By:    Pacific Office Properties Trust, Inc.
a Maryland corporation
Its General Partner

By:    /s/ Lawrence J. Taff
Lawrence J. Taff
Its President

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PAN AM III, LLC
a Delaware limited liability company
By:    Pan Am Mezzanine III, LLC
a Delaware limited liability company
Its Sole Equity Member
By:    Pacific Office Properties, L.P.
a Delaware limited partnership
Its Sole Equity Member
By:    Pacific Office Properties Trust, Inc.
a Maryland corporation
Its General Partner

By:    /s/ Lawrence J. Taff
Lawrence J. Taff
Its President

PAN AM IV, LLC
a Delaware limited liability company
By:    Pan Am Mezzanine IV, LLC
a Delaware limited liability company
Its Sole Equity Member
By:    Pacific Office Properties, L.P.
a Delaware limited partnership
Its Sole Equity Member
By:    Pacific Office Properties Trust, Inc.
a Maryland corporation
Its General Partner

By:    /s/ Lawrence J. Taff
Lawrence J. Taff
Its President

Seller

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DON QUIJOTE (USA) CO., LTD.
a Hawaii corporation

By: /s/ Reid Matsumoto
Name: Reid Matsumoto
Its Chief Administrative Officer

Buyer

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